Securities and Exchange Commission
                            Washington, D.C. 20549

                                   Form 8-K
                                Current Report

Pursuant  to  Section  13  OR  15(d)  of  the  Securities Exchange Act of 1934

                       Date of Report: February 24, 2001

                                TELESOFT CORP.
            (Exact name of Registrant as specified in its charter)


        Arizona                                                     86-0431009
(State  or  other  jurisdiction of             (I.R.S. Employer Identification
No.)
 incorporation  or  organization)



             3343 N Central Avenue #1800, Phoenix, Arizona  85012
                   (Address of principal executive offices)


                                (602) 308-2100
               (Issuer's telephone number, including area code)



(Former name, former address and former fiscal year, if changed since last report)

Item  4.        Changes  in  Registrant's  Certifying  Accountants


On February 14, 2001, the Registrant, acting on the direction and approval of its Board of Directors, informed BDO Seidman, L.L.P., that it was selecting another independent accountant in order to reduce costs.

BDO Seidman, L.L.P.'s reports on the Registrant's financial statements for the years ended November 30, 1998 and 1999, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or principles. There were no disagreements with BDO Seidman, L.L.P. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure through BDO Seidman, L.L.P.'s issuance of their report in connection with their audit of the Registrant's financial statements for the years ended November 30, 1998 and 1999 and for any subsequent period.

On February 14, 2001, the Registrant selected Semple & Cooper, L.L.C. as its new independent accountants. The Company did not consult with Semple & Cooper, L.L.C. on any accounting matter prior to its appointment as auditors of the Company.

Item  7.    Exhibits

    16 - Letter from BDO Seidman, L.L.P regarding change of certifying independent accountants.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Telesoft  Corp.


/s/ Michael F. Zerbib


Michael  F.  Zerbib
President
Date:    February  24,  2001